SCHEDULE 14A
                                  (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

     Filed by the registrant / /

     Filed by a party other than the registrant /x/

     Check the appropriate box:

     / / Preliminary proxy statement         / / Confidential,
                                                 For Use of the
                                                 Commission Only
                                                 (as permitted by
                                                 Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     /x/ Soliciting material under Rule 14a-12

                        INSPIRE INSURANCE SOLUTIONS, INC.
                 (Name of Registrant as Specified in Its Charter)

                         Buena Venture Associates, L.P.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     /x/ No fee required.

     /  / Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and  0-
11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     / / Fee paid previously with preliminary materials:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

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             INSpire Insurance Solutions Board Silences Shareholders

      The following statement has been issued by Buena Venture Associates, L.P., a private venture capital partnership located in Fort Worth, Texas, and managed by persons and entities associated with Sid Bass. Buena Venture currently owns 11% of the common shares of INSpire Insurance Solutions, Inc., a Fort Worth, Texas, based company that provides policy and claims administration solutions for all property and casualty insurance products:

      "On March 27, 2000, INSpire Insurance Solutions, Inc. (Nasdaq: NSPR) filed notice with the Securities and Exchange Commission that its Board of Directors amended the corporation's bylaws on March 23, 2000. The change requires that any shareholder desiring to make nominations or introduce any other business at the annual meeting must notify the Company 90 days before the anniversary of the previous annual meeting. This means shareholders must have notified the Company before February 11, 2000.

      "We are shocked by this act making it impossible for shareholders to raise
business  matters  or  nominate  persons to the  Board  of  Directors.   Such  a
retroactive bylaw is unconscionable, unfair and unenforceable.

     "Our real concern, however, is that the Board of Directors would attempt to silence shareholders. Who owns INSpire Insurance Solutions? Is this the way the Directors represent the shareholders, or the way the Directors represent themselves?

      "Over the coming days we will discuss these issues with other shareholders and determine what action to take. Shareholders interested in sharing their views with us should call us directly at (817)339-7400 and ask for John Pergande."

                       -----------------------------------

     The following persons and entities may be deemed to be participants in any potential solicitation of proxies relating hereto. These persons and entities beneficially own the number of shares of common stock of INSpire Insurance Solutions, Inc. set forth immediately following each participant's name. Buena Venture Associates, L.P. (2,135,000), Buena Holdings Associates, L.P. (2,135,000, in its capacity as the sole general partner of Buena Venture Associates, L.P.), Buena Holdings Genpar, Inc. (2,135,000, in its capacity as the general partner of Buena Holdings Associates, L.P.), The Sid R. Bass Management Trust (2,135,000, in its capacity as the sole shareholder of Buena Holdings Genpar, Inc.), Sid R. Bass (2,315,000, in his capacity as a Trustee of The Sid R. Bass Management Trust)and John Pergande, an associate of Mr. Bass
(none).

     THE ABOVE-NAMED PARTICIPANTS HAVE NOT DETERMINED TO CONDUCT A PROXY CONTEST WITH RESPECT TO INSPIRE INSURANCE SOLUTIONS, INC. IF, HOWEVER, THEY DETERMINE TO DO SO, THEY WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A PROXY STATEMENT. IN THAT EVENT, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY, AS IT WILL CONTAIN IMPORTANT INFORMATION. ONCE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, SHAREHOLDERS MAY OBTAIN A COPY OF THE PROXY STATEMENT AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV.